EXHIBIT 3.1 - ARTICLES OF INCORPORATION




                            ARTICLES OF INCORPORATION

                                       OF

                                   R. O. S. I.


The name of this Corporation is R. O. S. I.


                                       II

The principal office or place of business of this Corporation shall be located at 1700 East Desert Inn Road, Suite 410, Las Vegas, Nevada, 89109, c/o Fritz K. Johnson.

                                       III

The nature of business or objects or purposes to be transacted, promoted or carried out by the Corporation shall be to transact business, and to purchase, hold, own, lease, mortgage, sell and convey any and all property, real and personal, necessary, convenient, or useful for the purposes of the Corporation in any part of the United States of America. To carry on any other operation or business in connection with the foregoing and to have and exercise all the powers conferred by the laws of Nevada upon corporations formed under the Act, and to do any and all of the things hereinbefore set forth to the same extent as natural persons might or could do.


                                       IV

This Corporation shall be authorized to issue only one class of shares of stock: and the total number of shares which this Corporation shall be authorized to issue shall be TWENTY FIVE HUNDRED (2,500), all of which shall be without Par Value.


                                        V

The name and residence address within the State of Nevada of this Corporation's Resident Agent shall be: Fritz K. Johnson, 3200 S. Arville, #196, Las Vegas, Nevada 89102.


                                       VI

The names and addresses of the Initial Directors of this Corporation shall be as follows:

   1 E. John Wentland, 1700 E. Desert Inn Road, Las Vegas, NV 89109 2 Fritz K. .Johnson, 1700 E. Desert Inn Road ,Las Vegas, NV 8910 3 Betty L. Johnson, 3200 S. Arville, #196, Las Vegas, NV 89102

                                       VII

The debts of this Corporation shall not be subject to the payment of corporate debts to any extent whatever.


                                      VIII

The name and post office address of the Incorporator signing these Articles of Incorporation is Fritz K. Johnson, 1700 E. Desert Inn Road, Suite #410, Las Vegas, Nevada 89109.


                                       IX

This Corporation shall have perpetual existence.


IN WITNESS WHEREOF, I have set my hand and seal this 24th day of January, 1985.


                                                     /s/ Fritz K. Johnson
                                                     --------------------
                                                     FRITZ K. JOHNSON



STATE OF NEVADA       )
                      )
COUNTY OF CLARK       )

On this 24th day of January, before me Mischelle M. Geloff, a Notary Public in and for Clark County, State of Nevada, residing therein, duly commissioned and sworn, personally appeared FRITZ K. JOHNSON, personally known to me to be the said person whose name is subscribed to the foregoing Articles of Incorporation as Incorporator and who is also named therein as a Director and who acknowledged to me that he executed the same instrument.

IN WITNESS WHEREOF, I have hereunto affixed my hand and Official Seal this 24th day of January, 1985.


                                                   /s/ Mischelle M. Geloff
                                                   -----------------------
                                                   Notary Public


My Commission Expires:
May 25, 1987

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                       AND
             CERTIFICATE DIVIDING SHARES INTO SMALLER DENOMINATIONS
                    WITHOUT CHANGING AMOUNT OF CAPITAL STOCK
                                       OF
                                   R. O. S. I.


The undersigned, Patrick C. Brooks, hereby certifies as follows:

     1. Patrick C. Brooks is the sole duly elected director of R .O. S. I., a Nevada corporation (the "corporation").

     2. Patrick C. Brooks is the President and Secretary of the corporation.

     3. On September 22, 1999, the Board of Directors of the corporation duly adopted the undersigned recitals and resolutions by unanimous written consent, which recitals and resolutions as of the date hereof have not been revoked, rescinded, modified or amended, and are in full force and effect:

     WHEREAS, the Articles of Incorporation of the corporation provide that the corporation is authorized to issue one class of stock, and the total number of shares which the corporation is authorized to issue are Twenty-Five Hundred (2,500), all of which are without par value; and

     WHEREAS, all of the authorized shares are issued and outstanding as of the date hereof; and

     WHEREAS, it is in the best interest of the corporation and its shareholders that the authorized and outstanding shares of the corporation be reconstituted and reclassified as having a par value of $.001, and that the authorized number of shares be increased to Fifty Million (50,000,000); and

     WHEREAS, it is in the best interest of the corporation and its shareholders that the existing outstanding shares of the corporation be split in the ratio of One Thousand (1,000) shares for each outstanding share; and

     WHEREAS, it is in the best interest of the corporation that its Articles of Incorporation be amended to deny preemptive rights to its shareholders;

     NOW, THEREFORE, BE IT RESOLVED THAT the Board of Directors declares a stock split in the amount of One thousand (1,000) shares of stock for every issued and outstanding share.

     RESOLVED FURTHER, that Article IV of the Articles of Incorporation of the corporation be amended to read in full as follows:

                                       "IV

     The corporation shall be authorized to issue only one class of shares, and the total number of shares which the corporation shall be authorized to issue shall be Fifty Million (50,000,000) shares, each of which shall have a par value of $.001. No shareholder of the corporation shall have any preemptive right to acquire any shares or other securities of the corporation."

     RESOLVED FURTHER, that the foregoing amendment be presented to the shareholders of the corporation for their approval.

     RESOLVED FURTHER, that assuming due approval by the shareholders, said amendment shall become effective upon filing of an appropriate Certificate of Amendment with the Secretary of State of Nevada.

     RESOLVED FURTHER, that the directors and officers of the corporation be, and they hereby are, authorized and directed to perform such acts and execute such documents as may be necessary or desirable to effect the foregoing recitals and resolutions.

     4. The foregoing amendment was duly approved and adopted by written consent of shareholders owning not less than the minimum number of outstanding shares of the corporation required for such approval, the minimum number required being a majority of the outstanding shares of the corporation.

     IN WITNESS WHEREOF, the undersigned do hereby verify under penalty of perjury that the foregoing is true and correct, and have duly executed this Certificate as of this 27th day of September 1999.

/s/ Patrick C. Brooks
---------------------
Patrick C. Brooks
Director and President


STATE OF CALIFORNIA            )
                               )
COUNTY OF LOS ANGELES          )

     On this 27th day of September, 1999, before me, a Notary Public of the State of California, personally appeared Patrick C. Brooks, proved to me to be the person whose name appears on the foregoing instrument, and acknowledged to me that he executed the said instrument as set forth therein.

     IN WITNESS WHEREOF, I have hereunto affixed my hand and official seal on the date written above.

/s/ Yadira H. Garcia                         Yadira H. Garcia
--------------------                         Commission # 1141078
                                             Notary Public - California
                                             My Commission Expires June 2, 2001

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                                   R. O. S. I.


The undersigned, Patrick C. Brooks, hereby certifies as follows:

     1. Patrick C. Brooks is the sole duly elected director of R. O. S. I., a Nevada corporation (the "corporation").

     2.   Patrick C. Brooks is the President and Secretary of the corporation.

     3. The Board of Directors of the corporation at a meeting duly convened, held on the 22nd day of September, 1999, adopted a resolution to amend the Articles of Incorporation of the corporation as follows:

                                       "I

          The name of this Corporation is Avocet Ventures, Inc."

     4. The number of shares of the corporation outstanding and entitled to vote on the amendment to the Articles of Incorporation is 2,500; that the said change and amendment has been consented to and approved by a majority vote of stockholders holding at least a majority of the stock outstanding and entitled to vote thereon.



/s/ Patrick C. Brooks
---------------------
Patrick C. Brooks
President and Secretary


STATE OF CALIFORNIA                    )
                                       )
COUNTY OF LOS ANGESLES                 )

     On this 27th day of September, 1999, before me, a Notary Public of the State of California, personally appeared Patrick C. Brooks, who acknowledged to me that he executed the above instrument.

/s/ Yadira H. Garcia                      Yadira H. Garcia
--------------------                      Commission # 1141078
                                          Notary Public - California
                                          My Commission Expires June 2, 2001